UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2007

EQUISTAR CHEMICALS, LP
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-76473 (Commission File Number)	76-0550481 (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

(713) 652-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Equistar Chemicals, LP (“Equistar”) is an indirect wholly owned subsidiary of Lyondell Chemical Company (“Lyondell”). On December 20, 2007, Lyondell completed its merger (the “Merger”) with BIL Acquisition Holdings Limited (“Merger Sub”), an indirect wholly owned subsidiary of Basell AF S.C.A. (which was renamed LyondellBasell Industries AF S.C.A. in connection therewith and is referred to herein as “Parent”), pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of July 16, 2007 among Parent, Merger Sub and Lyondell (the “Merger Agreement”).  As a result of the Merger, Lyondell became an indirect, wholly-owned subsidiary of Parent.  Parent is controlled by Access Industries, a privately held, U.S.-based industrial group, of which Len Blavatnik is its chairman and principal shareholder.  The diagram below represents a condensed version of the LyondellBasell Industries AF S.C.A. corporate and capital structure after giving effect to the Merger and financing transactions described in this Current Report on Form 8-K, as well as certain other transactions to which Equistar was not a party.

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(1)	AI Petrochemicals LLC, which is controlled by Access Industries, indirectly owns approximately 97% of Parent.

(2)
The 2015 Notes are senior obligations of Parent and are guaranteed on a senior subordinated basis by those entities that are borrowers or guarantors under the Senior Secured Credit Facilities and the Interim Loan.

(3)
The Interim Loan is a senior obligation of LyondellBasell Finance Company guaranteed on a senior basis by Parent and certain subsidiaries, including Lyondell and Equistar.  Each of the entities shaded in gray guarantees or is a borrower under the Interim Loan and the Senior Secured Credit Facilities.  Certain other subsidiaries of Parent (including certain of the subsidiaries included in the “Basell Non-U.S. Subsidiaries” box of the diagram) also guarantee the Interim Loan and the Senior Secured Credit Facilities.  Those material subsidiaries that did not provide guarantees are generally subject to legal or contractual restrictions that limit their ability to give guarantees.  All entities that guarantee the 2015 Notes also guarantee the Interim Loan and guarantee or are borrowers under the Senior Secured Credit Facilities.

(4)
The Senior Secured Credit Facilities comprise a $2,000 million term loan A facility, a $7,550 million and €1,300 million term loan B facility and a $1,000 million revolving credit facility.  Basell Holdings B.V., Basell Germany Holdings GmbH, Basell Finance Company B.V. and Lyondell are the borrowers under the Senior Secured Credit Facilities.  Each of the other entities shaded in gray guarantees the Senior Secured Credit Facilities.  The entities that are guarantors and borrowers under the Senior Secured Credit Facilities (excluding LyondellBasell Finance Company, which is the borrower under the Interim Loan) are the same entities that guarantee the Interim Loan.

(5)
The Asset-Based Facilities include an inventory facility of up to $1,000 million and a receivables facility of up to $1,150 million.  Lyondell, Houston Refining LP, an indirect wholly owned subsidiary of Lyondell, Equistar and Basell USA Inc. (an entity included in the “Basell U.S. Subsidiaries” box of the diagram) are borrowers under the inventory facility.  The inventory facility is guaranteed by each domestic subsidiary of a borrower that is a guarantor under the Senior Secured Credit Facilities (other than Equistar and Houston Refining LP).  Lyondell, Equistar and Houston Refining LP are originators under the receivables facility.

(6)
Foreign subsidiaries of Lyondell, excluding French subsidiaries and certain joint venture investments, were sold to subsidiaries of Basell Holdings.  These former Lyondell Non-U.S. Subsidiaries are held indirectly by Basell Holdings through subsidiaries.

(7)	Parent and its subsidiaries are subject to the restrictive covenants under the Interim Loan and the Senior Secured Credit Facilities.

(8)
The entities comprising the “Basell U.S. Subsidiaries” (which includes Basell USA Inc.) and Lyondell are indirect wholly owned subsidiaries of LyondellBasell Finance Company.  Of the entities comprising the “Basell U.S. Subsidiaries,” only Basell USA Inc. is a borrower under the inventory facility of the Asset-Based Facilities.

(9)	Certain Basell Non-U.S. Subsidiaries are held by Basell Germany Holdings and others are owned by other subsidiaries of Basell Holdings.

Item 1.02	Termination of a Material Definitive Agreement

Inventory-Based Revolving Credit Facility

On December 20, 2007, in connection with the Merger, Equistar repaid all amounts outstanding under its $400 million inventory-based revolving Credit Agreement dated as of December 17, 2003 among Equistar,  the subsidiaries of Equistar party thereto, the lenders party thereto and Bank One, NA, Credit Suisse First Boston and JP Morgan Chase Bank as Co-Documentation Agents, Bank of America, N.A. and Citicorp USA, Inc. as Co-Collateral Agents, and Citicorp USA, Inc. as Administrative Agent, as heretofore amended, and terminated all commitments and obligations of Equistar and relevant subsidiaries thereunder and under other related documents.   No material penalties were due in connection with such repayments.

Accounts Receivable Sales Facility

On December 20, 2007, in connection with the Merger, Equistar terminated its $600 million Receivables Purchase Agreement dated as of December 17, 2003 among Equistar Receivables II, LLC as the seller, Equistar as the servicer, the banks and other financial institutions party thereto as purchasers, Bank One, NA, Credit Suisse First Boston and JP Morgan Chase Bank as Co-Documentation Agents, Citicorp USA, Inc. and Bank of America, N.A. as Co-Asset Agents, Citicorp USA, Inc., as Administrative Agent, and Citigroup Global Markets Inc. and Banc of America Securities LLC as Joint Lead Arrangers and Joint Bookrunners, as heretofore amended, and terminated all commitments and obligations of Equistar thereunder and under other related documents.  No material penalties were due in connection with such repayments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Senior Secured Credit Facilities

In connection with the Merger, Lyondell, as successor to Merger Sub, became a borrower under a senior secured credit agreement dated as of December 20, 2007 between, among others, Merger Sub, Basell Holdings B.V., a wholly owned subsidiary of Parent (“Basell Holdings”), Basell Finance Company B.V., a wholly owned subsidiary of Parent (“Basell Finance”), Basell Germany Holdings GmbH, a wholly owned subsidiary of Basell Holdings (“Basell Germany Holdings”), Parent, as a guarantor, certain subsidiaries of Parent, including Equistar, as subsidiary guarantors, and Citibank, N.A., as Administrative Agent, U.S. Swing Line Lender and Collateral Agent, Citibank, N.A., London Branch, as European Swing Line Lender, and Citigroup Global Markets Inc., Goldman Sachs Credit Partners, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated and UBS Securities LLC as joint lead arrangers and joint bookrunners (the “Senior Secured Credit Facilities”).

Structure

The Senior Secured Credit Facilities provide for the following:

•           a senior secured tranche A term loan facility of $2,000 million;

•           a senior secured tranche B term loan facility of $7,550 million and €1,300 million; and

•           a senior secured multicurrency revolving credit facility of $1,000 million.

Borrowings under the term loan facilities were used, together with approximately $130 million of borrowings under the revolving credit facility and borrowings under the Asset-Based Facilities (as defined below) and the Interim Loan (as defined below), to finance the Merger, repay indebtedness of Lyondell and its subsidiaries, as well as of Parent and its subsidiaries and pay related fees and expenses.  The revolving credit facility may be used to finance the general corporate requirements of Parent and its subsidiaries (including Lyondell).

Borrowers

$500 million of the tranche A term loan facility was borrowed by Basell Holdings with the remaining portion borrowed by Merger Sub (which subsequently merged with and into Lyondell).  €1,300 million of the tranche B term loan facility was borrowed by Basell Germany Holdings with the remaining $7,550 million borrowed by Merger Sub.  The revolving loans were made available to Merger Sub and will be made available to Lyondell, Basell Finance, Basell Holdings and Basell Germany Holdings.

Interest and Fees

At Equistar’s option, loans under the Senior Secured Credit Facilities bear interest at rates per annum equal to:

either (i) adjusted LIBOR (or, in the case of euro loans, EURIBOR) plus the applicable margin or (ii) the higher of (A) the federal funds rate plus 0.5% and (B) the prime rate plus the applicable margin.

The applicable margin and unused commitment fee are subject to a pricing grid based on the First Lien Senior Secured Leverage Ratio (as defined in the Senior Secured Credit Facilities).

Guarantees

The Senior Secured Credit Facilities are guaranteed irrevocably and unconditionally, jointly and severally on a senior secured basis by Parent and certain of its subsidiaries, including Equistar.

Security

The borrowers and certain guarantors under the Senior Secured Credit Facilities granted first priority security interests over all of their present and after acquired material assets.  In addition, such borrowers and guarantors granted first-priority security interests over the share capital of certain of their subsidiaries in favor of the lenders under the Senior Secured Credit Facilities.

Covenants

The Senior Secured Credit Facilities contain customary covenants, subject to certain agreed exceptions, including covenants restricting the ability of Parent, each borrower and each guarantor (and in certain cases, the subsidiaries of such borrowers or guarantors) to, among other things:

•	incur, assume or permit to exist indebtedness or guarantees;

•	incur, assume or permit to exist liens;

•	make loans and investments;

•	declare dividends, make payments on or redeem or repurchase capital stock;

•	engage in mergers, acquisitions, and other business combinations;

•	prepay, redeem or purchase certain indebtedness;

•	amend or otherwise alter terms of certain indebtedness, and other material agreements;

•	make dispositions of assets;

•	engage in transactions with affiliates;

•	enter into or permit to exist contractual obligations limiting the ability of the Parent and certain of its subsidiaries to make distributions or to incur or permit to exist liens; and

•	alter the conduct of business.

The Senior Secured Credit Facilities require Parent to comply with the following financial covenants:

•	First Lien Senior Secured Leverage Ratio: a maximum First Lien Senior Secured Leverage Ratio of 3.75:1.0;

•	Consolidated Debt Service Ratio: a minimum consolidated debt service ratio (as defined in the Senior Secured Credit Facilities) of 1.1:1.0; and

•	Capital Expenditures: a maximum level of capital expenditures per year.

The Senior Secured Credit Facilities include equity cure provisions with respect to breaches of financial covenants.

Repayment

The term A loans have a final maturity of six years.  The amortization schedule results in a weighted average life of 4.75 years.  The tranche B term loan facility amortizes at 1% per annum of the initial principal amount of the tranche B term loan facility (which is payable in quarterly installments) with all remaining amounts paid at maturity.  The term B loans have a maturity of seven years.

All amounts outstanding under the revolving credit facility have a final maturity of six years.

Prepayments

Subject to certain exceptions, mandatory prepayments are required to be made out of, among others, the following:

•	100% of net cash proceeds from certain events including certain sales, transfers, leases and other disposals, casualty and insurance events and recovery events;

•	100% of net cash proceeds of the incurrence of indebtedness; and

•	for any fiscal year (commencing with the fiscal year ending December 31, 2008), a portion of excess cash flow.

The borrowers may voluntarily prepay amounts outstanding under the tranche A term loan facility, the tranche B term loan facility and the revolving facility at any time without penalty or premium.

Events of Default

The Senior Secured Credit Facilities set out customary events of default, the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments.

Hedging Arrangements

The borrowers are required to enter into and maintain hedging agreements for at least three (3) years that result in at least 50% of Parent's consolidated total debt (excluding revolving loans and excluding debt under securitizations and receivables financings transactions and asset-based facilities over $2.0 billion) being fixed-rate indebtedness. For purposes of this covenant, the Interim Loan is treated as fixed-rate indebtedness.

Interim Loan

In connection with the Merger, Lyondell and certain of its subsidiaries, including Equistar, became guarantors under the Interim Loan dated as of December 20, 2007 (the “Interim Loan”), between, among others, LyondellBasell Finance Company, a wholly owned subsidiary of Parent, of which Lyondell is an indirect wholly owned subsidiary, as borrower (“LyondellBasell Finance”), Parent as a guarantor, certain subsidiaries of Parent, including Equistar, as subsidiary guarantors, and Merrill Lynch Capital Corporation, Citigroup Global Markets Inc., Goldman Sachs Credit Partners, L.P., ABN AMRO Incorporated and UBS Securities LLC as joint lead arrangers and joint bookrunners (the “Interim Loan Agreement”).

Structure

The Interim Loan Agreement provides for a facility of $8,000 million that ranks equally in right of payment with all of LyondellBasell Finance’s existing and future senior indebtedness and senior to all of LyondellBasell Finance’s current and future subordinated indebtedness.

Borrowings under the Interim Loan were used, together with certain borrowings under the Senior Secured Credit Facilities and borrowings under the Asset-Based Facilities, to finance the Merger, repay indebtedness of Lyondell and its subsidiaries, as well as of Parent and its subsidiaries and pay related fees and expenses.

Interest and Fees

Loans under the Interim Loan bear interest at rates per annum equal to LIBOR plus a margin.

The initial margin will increase after the first six months by an additional 0.50% for each consecutive three-month period thereafter.

Guarantees

All obligations under the Interim Loan are guaranteed by the same entities that are borrowers or guarantors under the Senior Secured Credit Facilities irrevocably and unconditionally, jointly and severally on a senior secured basis.

Security

The same entities that granted security interests under the Senior Secured Credit Facilities granted a second-priority security interest in favor of the lenders under the Interim Loan over the collateral securing the lenders under the Senior Secured Credit Facilities.

Covenants

The Interim Loan agreement contains customary incurrence based covenants which include, among others, restrictions on the ability of Parent and its restricted subsidiaries to:

•	incur additional indebtedness;

•	make restricted payments;

•	create certain liens;

•	sell assets;

•	in the case of restricted subsidiaries, enter into arrangements that restrict dividends or other payments to Parent;

•	engage in transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

Repayment

Any loan outstanding under the Interim Loan on the first anniversary of the date of completion of the Merger will be automatically converted into a senior secured loan, to be repaid in full on the eighth anniversary of the date of completion of the Merger.  The extended loans will be guaranteed by the same guarantors as the initial loans and will be secured, on a second ranking basis, with the same assets that secured the initial loans.  At any time on or after such conversion date, at the option of the applicable lender, such loans may be exchanged in whole or in part for exchange notes; the exchange notes will be guaranteed by the same guarantors as the extended loans and will be secured, on a pari passu basis with the extended loans, with the same assets that security extended loans subject to certain limited exceptions.  The exchange notes will benefit from customary registration rights.

Prepayments

Mandatory prepayments are required to be made out of, among others, net cash proceeds from:

•	the issuance of any indebtedness, the purpose of which is to refinance the loans under the Interim Loan;

•	subject to the prior repayment of loans outstanding under the Senior Secured Credit Facilities, any non-ordinary course asset sales by Parent or any of its subsidiaries;

•	certain insurance recovery payments; and

•	the issuance of equity securities of, or capital contributions to, LyondellBasell Finance (other than proceeds of equity investments by Parent).

Events of Default

The Interim Loan Agreement sets out customary events of default, the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments.

2015 Notes

In connection with the Merger, Lyondell and its subsidiaries that became borrowers or guarantors under the Senior Secured Credit Facilities, including Equistar, also became guarantors under the Parent’s $615 million and €500 million in aggregate principal amount of 8⅜% Senior Notes due 2015 (the “2015 Notes”).  The 2015 Notes were issued pursuant to an indenture dated as of August 10, 2005 (the “2005 Indenture”) between, amongst others, Parent, each of the guarantors named therein, as guarantors, and The Bank of New York, as Trustee.  The notes are senior obligations of Parent.  The guarantees are senior subordinated obligations of each of the guarantors.  For a description of the subordination provision applicable to these guarantees, see the description of the Intercreditor Agreement (as defined below) set forth elsewhere in this Current Report on Form 8-K.

Interest Payments

Interest on the 2015 Notes is payable semi-annually at an annual rate of 8⅜% on February 15 and August 15 of each year.

Redemption and Repurchase

Parent may redeem some or all of the 2015 Notes on or prior to August 15, 2010 by paying 100% of the principal amount of such 2015 Notes plus a make whole premium.  At any time on or after August 15, 2010, Parent may redeem some or all of the 2015 Notes at customary redemption prices.

At any time before August 15, 2008, Parent may redeem up to 35% of the aggregate principal amount of each series of 2015 Notes with the net proceeds of certain equity offerings at 108.375% of the principal amount of such notes, plus accrued interest, if at least 65% of the originally issued aggregate principal amount of each series of 2015 Notes remains outstanding.

Guarantee of the 2015 Notes

Parent’s obligations under the 2015 Notes are jointly and severally guaranteed on an unsecured senior subordinated basis by certain entities that were subsidiaries of Parent prior to the Merger.  In connection with Merger, the other entities which are borrowers or guarantors under the Senior Secured Credit Facilities, including Equistar, entered into a supplemental indenture to the 2015 Indenture under which they guarantee the 2015 Notes on a senior subordinated basis.

Security

Parent’s obligations under the 2015 Notes are secured by a second priority pledge of the loan of the proceeds of the issuance of the 2015 Notes from Parent to Basell Holdings (the “2015 High Yield Proceeds Loan”) and 100% of the shares of Basell Funding S.à r.1., a wholly owned subsidiary of Parent.  Subject to the terms of the Intercreditor Agreement, the 2015 High Yield Proceeds Loan is repayable at the same time as the repayment in full or in part of amounts due under the 2015 Notes, whether at maturity, on early redemption or mandatory repurchase or upon acceleration.  The 2015 High Yield Proceeds Loan is subordinated in right of payment to the Senior Secured Credit Facilities to the same extent as the guarantee of Basell Holdings is subordinated to guarantor senior debt and is subject to the Intercreditor Agreement.

Covenants

The 2015 Indenture contains customary covenants which include, among others, restrictions on the ability of Parent and its restricted subsidiaries to:

•	incur additional indebtedness;

•	make restricted payments;

•	create certain liens;

•	sell assets;

•	enter into sale and leaseback transactions;

•	issue or sell preferred stock;

•	in the case of restricted subsidiaries, enter into arrangements that restrict dividends or other payments to Parent;

•	engage in transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

Events of Default

The 2015 Indenture contains customary events of default.

10¼% Debentures due 2010 and 9.8% Debentures due 2020

Lyondell, as successor by merger to the obligations of ARCO Chemical Company (“ARCO Chemical”), is the obligor with respect to $100 million in aggregate principal amount of 10¼% Debentures due 2010 and $225 million in aggregate principal amount of 9.8% Debentures due 2020 (collectively, the “ARCO Chemical Debentures”),  issued by ARCO Chemical pursuant to an indenture dated as of June 15, 1988 between ARCO Chemical and The Bank of New York, as Trustee, as heretofore supplemented (the “ARCO Chemical Indenture”).  Prior to the Merger, the ARCO Chemical Debentures were unsecured.  Pursuant to the terms of the ARCO Chemical Indenture, in connection with the Merger and related financing transactions, the ARCO Chemical Debentures became equally and ratably secured with the property held directly by Lyondell that secures the Senior Secured Credit Facilities and the Interim Loan, including four operating plants (the propylene glycol (PG) and propylene glycol ethers (PGE) plants at Lyondell’s Bayport facility and the butanediol (BDO) and methyl tertiary butyl ether (MTBE) plants at Lyondell’s Channelview facility) and the capital stock of Lyondell’s directly owned subsidiaries.

7.55% Senior Notes due 2026

Lyondell issued $150 million in aggregate principal amount of 7.55% Senior Notes due 2026 (the “2026 Notes”) pursuant to an Indenture dated as of January 29, 1996 between Lyondell and Texas Commerce Bank National Association, as Trustee, as heretofore supplemented (the “2026 Indenture”). The 2026 Notes were assumed by Equistar from Lyondell in connection with Equistar’s formation in 1997.  Lyondell remains a guarantor of the 2026 Notes.  Prior to the Merger the 2026 Notes were unsecured.  In connection with financing transactions for the Merger, the Senior Secured Credit Facilities and the Interim Loan are expected to become secured by certain restricted properties (as defined in the 2026 Indenture) of Equistar.  The 2026 Indenture generally defines restricted properties to be (i) any plant for the production of petrochemicals and (ii) shares of capital stock or indebtedness of a subsidiary which owns property described in clause (i).  Pursuant to the terms of the 2026 Indenture, when the Senior Secured Credit Facilities and the Interim Loan become secured by any such restricted property, the 2026 Notes will become equally and ratably secured with the restricted property that secures such facilities.

Asset-Based Inventory Facility

In connection with the Merger, Equistar entered into a $1,000 million senior secured inventory-based credit facility dated as of December 20, 2007 (the “ABF Inventory Facility”) by and among Lyondell, Houston Refining LP, an indirect wholly owned subsidiary of Lyondell (“Houston Refining”), Equistar and Basell USA Inc., a wholly owned subsidiary of LyondellBasell Finance (“BUSA” and, together with Lyondell, Houston Refining and Equistar, the “ABF Borrowers”), Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., Merrill Lynch Capital Corporation, ABN AMRO Incorporated and UBS Securities LLC (collectively, the “Arrangers”), Citibank, N.A., JPMorgan Chase Bank N.A., and other banks acting in the capacity of issuers of letters of credit (collectively, the “Issuers”), Citicorp USA, Inc. (the “Inventory Administrative Agent”) and the lenders party thereto (the “ABF Lenders”).

Structure

The ABF Inventory Facility provides for a revolving credit facility made available to the ABF Borrowers in a principal amount of the lesser of $1,000 million or a borrowing base.  The ABF Inventory Facility provides for advances, the issuance of letters of credit and swingline loans.  The ABF Inventory Facility provides for an incremental increase at the option of the ABF Borrowers.  The total amount of such increase in the ABF Inventory Facility plus any increase permitted under the ABF Receivables Facility (as defined below) may not exceed $600 million.

The ABF Borrowers are jointly and severally liable for all obligations under the ABF Inventory Facility.

Approximately $175 million in proceeds of the ABF Inventory Facility were used together with certain borrowings under the Senior Secured Credit Facilities, proceeds under the ABF Receivables Facility and the borrowings under the Interim Loan to finance the Merger, repay indebtedness of Lyondell and its subsidiaries, as well as of Parent and its subsidiaries and pay related fees and expenses.  Proceeds of the ABF Inventory Facility may also be used to finance general corporate purposes.

The ABF Inventory Facility will terminate on the fifth anniversary of the closing date or the earlier termination of the facility pursuant to the terms thereof (the “Termination Date”) and all loans outstanding under the ABF Inventory Facility will be due and payable on the Termination Date.

Interest and Fees

Loans under the ABF Inventory Facility bear interest, at the option of the ABF Borrowers, at one of the following rates:

•	the applicable margin plus the Alternate Base Rate (as defined below), calculated on a 365/366-day basis and payable monthly in arrears; or

•	the applicable margin plus the current LIBO Rate (as defined below) calculated on a 360-day basis and payable at the end of the relevant interest period, but in any event at least quarterly.

“Alternate Base Rate” means the highest of (i) Citibank’s base rate, (ii) the three-month certificate of deposit rate plus 1/2 of 1% and (iii) the federal funds effective rate plus 1/2 of 1%.

“LIBO Rate” means the current LIBO rate as quoted by Telerate page 3750, adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions, for interest periods of one, two, three or six months, or of one week if available to all lenders.

The ABF Borrowers will be required to pay a non-refundable unused commitment fee on the daily average unused portion of the ABF Inventory Facility (whether or not then available), payable quarterly in arrears and on the Termination Date.

A percentage per annum equal to the applicable letter of credit margin to the lenders, and a fixed percentage per annum to the Issuers, will accrue on the outstanding undrawn amount of any letter of credit, payable quarterly in arrears and computed on a 360-day basis.

Security and Guarantees

The ABF Inventory Facility is guaranteed on an unsecured basis by each domestic subsidiary of an ABF Borrower that guarantees the obligations under the Senior Secured Credit Facilities (other than Equistar and Houston Refining) on terms and subject to limitations consistent with those applicable to the Senior Secured Credit Facilities.  All amounts owing by the ABF Borrowers under the ABF Inventory Facility (including, without limitation, any exposure of a lender in respect of cash management transactions incurred on behalf of the ABF Borrowers, the guarantors or their subsidiaries) are secured by the following property of each ABF Borrower that grants a security interest to the ABF Lenders and other secured parties (each such person a “Lien Grantor”), (i) a first priority perfected pledge of all equity interests owned by a Lien Grantor in, and all indebtedness owed to a Lien Grantor by, LyondellBasell Receivables I, LLC (the Seller under the ABF Receivables Facility) and Basell Capital Corporation, a wholly owned subsidiary of BUSA; and (ii) a first priority perfected security interest in all accounts, inventory and related assets owned by each Lien Grantor, subject to customary exceptions for transactions of this type.  As of the date hereof, Lyondell is not a Lien Grantor.

Availability

Availability under the ABF Inventory Facility is, at any date, an amount equal to the lesser of (i) the then effective commitments under the ABF Inventory Facility and (ii) the borrowing base on such date.

Triggering Events

Each of the following events will constitute a “Triggering Event” under the ABF Inventory Facility:

(a)	the Termination Date;

(b)	the occurrence of an event of default under the ABF Inventory Facility;

(c)	total collateral availability being less than $225 million for any period of five (5) consecutive business days;

(d)
total excess availability being less than $200 million for any period of five consecutive business days unless on each day during that period both (x) total collateral availability is greater than or equal to $275 million and (y) total excess availability is greater than or equal to $150 million; or

(e)	total collateral availability being less than $200 million on any business day;

provided that, (A) if, following a Triggering Event described in clause (b), the related event of default ceases to exist, such Triggering Event shall cease to exist and (B) if, following a Triggering Event described in clause (c), (d) or (e), total collateral availability subsequently equals or exceeds $250 million for a period of 20 consecutive business days such Triggering Event shall cease to exist upon the first day following such 20-business day period.

Prepayments

Optional prepayments may be made at any time without premium or penalty.  Mandatory prepayments are required to be made out of, among other things, net cash proceeds from sales of collateral not in the ordinary course of business and, upon certain events, other asset sales, subject to customary exceptions, and insurance and condemnation awards involving collateral, and, upon certain events, other casualty events, in each case received by any ABF Borrower or guarantor or certain of their subsidiaries in excess of agreed amounts.

Events of Default, Affirmative and Negative Covenants

The ABF Inventory Facility contains affirmative and negative covenants, applicable to the ABF Borrowers and guarantors, and in certain cases their respective subsidiaries, and events of default (including total excess availability being less than $100 million for a period of two consecutive business days) which are substantially similar to those in the Senior Secured Credit Facilities, with certain modifications and other provisions consistent with the terms of Equistar’s prior asset-based loan facilities.

Financial Covenant

The ABF Borrowers agree that if for any period of four consecutive fiscal quarters the fixed charge coverage ratio calculated for such period is less than 1.10:1.0, then the ABF Borrowers shall not permit to exist a period of five consecutive business days during the fiscal quarter immediately following such four consecutive fiscal quarter period during which total excess availability is less than $200 million on each such business day, unless on each such business day total excess availability is at least $150 million and total collateral availability is at least $275 million.  Furthermore, the proceeds of loans under the ABF Inventory may not be used to make certain dividends or distributions (other than to Lyondell or certain of its subsidiaries and to BUSA or certain of its subsidiaries) in the event that either (i) a default under the ABF Inventory Facility has occurred and is continuing or (ii) the daily average total excess availability fails to exceed $225 million on any business day during the five consecutive business days prior to the date of such dividend or distribution.  Additionally, the ABF Inventory Facility is also subject to a cap on capital expenditures substantially similar to the covenant on maximum capital expenditures in the Senior Secured Credit Facilities.

Asset-Based Receivables Facility

In connection with the Merger, Equistar entered into a $1,150 million receivables securitization facility dated as of December 20, 2007 (the “ABF Receivables Facility” and, together with the ABF Inventory Facility, the “Asset-Based Facilities”) pursuant to a receivables purchase agreement by and among LyondellBasell Receivables I, LLC (the “Seller”), Lyondell, as servicer, Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., Merrill Lynch Capital Corporation, ABN AMRO Incorporated and UBS Securities LLC (the “RF Arrangers”), Citicorp USA, Inc. or an affiliate (the “RF Administrative Agent”) and certain purchasers party thereto, and accompanying receivables sale and undertaking documentation entered into by Lyondell, Equistar, Houston Refining and any other subsidiary of Lyondell or the Parent designated from time to time thereunder (the “Originators”).  In connection with the Merger, approximately $1,060 million of receivables were sold under the ABF Receivables Facility.

Structure

The ABF Receivables Facility provides for aggregate capital investments of the purchasers in an amount not to exceed the lesser of (i) $1,150 million (the “Program Limit”) and (ii) the net receivables pool balance minus the applicable reserve.  The Program Limit may, at the option of the Seller, be increased through the addition of new purchasers or increases in the commitments of existing purchasers.  The total amount of any such increase in the Program Limit plus any permitted increase to the ABF Inventory Facility, may not exceed $600 million.

Up to $75 million of the Program Limit is available to the Seller for swing purchases from Citicorp USA, Inc., as swing purchaser.

The ABF Receivables Facility will terminate upon the earliest to occur of (the “RF Termination Date”): (a) the 5th anniversary of the date of initial funding under the Senior Secured Credit Facilities, (b) the 3rd business day after written notice by the Seller terminating the commitments of the purchasers, or (c) the declaration or occurrence of the RF Termination Date following an event of termination under the program documentation or the Senior Credit Facilities.

Yield and Fees

Capital investments bear a “yield”, at the option of the Seller, at one of the following rates:

•	the RF applicable margin (as defined below) plus the RF Alternate Base Rate (as defined below), calculated on a 365/366-day basis and payable monthly in arrears; or

•	the RF applicable margin plus the current LIBO rate calculated on a 360-day basis and payable monthly in arrears.

“RF Alternate Base Rate” means the highest of (i) Citibank’s base rate, (ii) the three-month certificate of deposit rate plus 1/2 of 1% and (iii) the federal funds effective rate plus 1/2 of 1%.

A non-refundable unused commitment fee accrues at the RF applicable unused commitment fee rate on the daily average unused portion of the Program Limit (whether or not then available), payable monthly in arrears and on the Termination Date.

RF Triggering Events

Each of the following events will constitute a “RF Triggering Event” under the ABF Receivables Facility:

(a)	the RF Termination Date,

(b)	the occurrence of an event of termination under the program documentation,

(c)	RF total asset availability being less than $225 million for any period of five (5) consecutive business days,

(d)
RF total excess availability being less than $200 million for any period of five consecutive business days unless on each day during that period both (x) RF total asset availability is greater than or equal to $275 million and (y) RF total excess availability is greater than or equal to $150 million; or

(e)	RF total asset availability being less than $200 million on any business day;

provided that (A) if, following an RF Triggering Event described in clause (b), the related event of termination ceases to exist, such RF Triggering Event shall cease to exist and (B) if, following an RF Triggering Event described in clause (c), (d) or (e), RF total asset availability subsequently equals or exceeds $250 million for a period of 20 consecutive business days, such RF Triggering Event shall cease to exist upon the first day following such 20-business day period.

Events of Termination; Affirmative and Negative Covenants

The ABF Receivables Facility documentation contains affirmative and negative covenants applicable to the Originators (and in certain cases their respective subsidiaries), the Seller and the servicer, as applicable, and events of termination (including RF total excess availability being less than $100 million for a period of two consecutive business days) which are substantially the same as those in the Senior Secured Credit Facilities with certain modifications thereto, and other provisions consistent with the terms of Equistar’s prior receivables facilities.

Financial Covenant

The Originators agree that if for any period of four consecutive fiscal quarters the fixed charge coverage ratio calculated for such period is less than 1.1:1.0, then the Originators shall not permit to exist a period of five consecutive business days during the fiscal quarter immediately following such four consecutive fiscal quarter period during which RF Total Excess Availability is less than $200 million on each such business day, unless on each such business day RF Total Excess Availability is at least $150 million and RF Total Asset Availability is at least $275 million.  Additionally, the Receivables Facility is subject to a cap on capital expenditures substantially similar to the covenant on maximum capital expenditures in the Senior Secured Credit Facilities.

Intercreditor Agreement

In connection with the closing of the Merger, Lyondell, Equistar, the Parent and the other borrowers and guarantors under the Senior Secured Credit Facilities and certain intercompany borrowers and certain intercompany lenders entered into an amended and restated intercreditor agreement dated as of December 20, 2007 (the “Intercreditor Agreement”) with the agent under the Senior Secured Credit Facilities (the “Senior Agent”), the agent under the Interim Loan (the “Interim Agent”), the agent under the ABF Inventory Facility (the “ABL Agent”), and the trustees under the 2015 Indenture, the ARCO Chemical Indenture and the 2026 Indenture among others.

Ranking

The Intercreditor Agreement provides that indebtedness outstanding under the Senior Secured Credit Facilities, the ABF Inventory Facility, the Interim Facility, the 2015 Indenture and certain other debt of the group will rank in right and priority of payment in the following order.

At the subsidiaries of Parent:

•	first, the indebtedness under the Senior Secured Credit Facilities, the ABF Inventory Facility and the Interim Facility, pari passu;

•	second, the guarantees of the 2015 Notes and the High Yield Proceeds Loan; and

•	third, intercompany debt.

       At Parent:

•	first, the guarantee by Parent of indebtedness under the Senior Secured Credit Facilities, the Interim Facility, and Parent’s obligations under the 2015 Notes, pari passu; and

•	second, certain indebtedness to Parent’s shareholders and intercompany debt (other than the High Yield Proceeds Loan).

The ranking in right and priority of payment of (i) the 8.10% Guaranteed Notes due 2027 of Basell Finance, (ii) the ARCO Chemical Debentures, (iii) the 2026 Notes and (iv) the 7⅝% Senior Unsecured Notes Due 2026 of Millennium Chemicals Inc. is not governed by the Intercreditor Agreement.  The Intercreditor Agreement also does not purport to govern any obligations associated with the receivables facility under the Asset-Based Facilities or any other securitization transaction.

Priority of Security

The transaction security (other than the 2015 Collateral, the ARCO Chemical Collateral and Equistar Collateral, each as defined below) ranks and secures indebtedness outstanding under the Senior Secured Credit Facilities, the Interim facility in the following order:

•	first, the indebtedness under the Senior Secured Credit Facilities; and

•	second, the indebtedness under the Interim Facility.

The “2015 Collateral” consists of (i) a pledge of High Yield Proceeds loan and (ii) a pledge of the shares of Basell Funding S.à r.l.  The 2015 Collateral ranks and secure indebtedness in the following order:

•	first, the indebtedness under the Senior Secured Credit Facilities and the Interim Facility, pari passu; and

•	second, the 2015 Notes.

The “ARCO Chemical Collateral” consists of the assets held directly by Lyondell which secure the indebtedness under the Senior Secured Credit Facilities including four operating plants and the capital stock of its directly owned subsidiaries.  The ARCO Chemical Collateral ranks and secures indebtedness in the following order:

•	first, the indebtedness under the Senior Secured Credit Facilities, and the ARCO Chemical Debentures; pari passu; and

•	second, the indebtedness under the Interim Facility.

The “Equistar Collateral” consists of pledges, mortgages and other security interest in assets which constitute “restricted properties” (as defined in the 2026 Indenture) of Equistar and its subsidiaries.  The 2026 Indenture generally defines restricted properties to be (i) any plant for the production of petrochemicals and (ii) shares of capital stock or indebtedness of a subsidiary which owns property described in clause (i).  The Equistar Collateral ranks and secures indebtedness in the following order:

•	first, the indebtedness under the Senior Secured Credit Facilities and the 2026 Notes, pari passu; and

•	second, the indebtedness under the Interim Facility.

This ranking will not apply to the costs and expenses of the security agent, the agents and the Trustee and the trustees under the applicable indentures in respect of any enforcement.

Payment Blockage

The intercreditor agreement does not permit the lenders under the Senior Secured Credit Facilities, the Senior Agent or the Trustee to block Parent from making payments on the 2015 Notes.

However, if Parent or any of its subsidiaries default on a payment under the Senior Secured Credit Facilities, the ABF Inventory Facility, or the Interim Facility, its subsidiaries may not make payments on their guarantees of the 2015 Notes or payments on the High Yield Proceeds Loan unless all such payment defaults have been waived or cured.

Standstill on Enforcement for 2015 Notes

At any time following a default under the 2015 Indenture or the 2015 Notes, the trustee under the 2015 Indenture may bring an action to enforce the 2015 Notes or the 2015 Indenture.  The Intercreditor Agreement does not restrict enforcement of the 2015 Notes or the 2015 Indenture against Parent.  However, the Intercreditor Agreement does restrict enforcement of the guarantees of the 2015 Notes and of the High Yield Proceeds Loan and the any enforcement action in respect of 2015 Collateral.

Enforcement of Security

Enforcement action with respect to the Collateral may only be taken by the security agent upon instructions of the Senior Agent until all priority indebtedness has been paid in full.  After all indebtedness outstanding under the Senior Secured Credit Facilities have been repaid in full, enforcement action with respect to the collateral may only be taken by the security agents upon instructions at the Interim Agent for so long as any amounts are outstanding under the Interim Facility, and thereafter the trustee.

ABF Intercreditor Agreement

In connection with the closing of the Merger, Lyondell, Equistar, the other Originators, the other ABF Borrowers, the Seller, the ABL Agent, the RF Administrative Agent and the Senior Agent entered into an intercreditor agreement dated as of December 20, 2007 (the “ABF Intercreditor Agreement”), addressing the priorities and related rights as among (i) the Senior Secured Credit Facilities, the Interim Loan and certain high yield notes of the Parent, (ii) the ABF Inventory Facility and (iii) the ABF Receivables Facility. The ABF Intercreditor Agreement sets out the various priorities with respect to receivables assets and collateral under the ABF Inventory Facility.

Item 5.01	Changes in Control of Registrant

On December 20, 2007, as a result of the Merger, Lyondell, and accordingly Equistar, became an indirect, wholly owned subsidiary of Parent.  Parent is controlled by Access Industries, a privately held, U.S.-based industrial group, of which Len Blavatnik is its chairman and principal shareholder.  The aggregate purchase price for all of the outstanding common stock of Lyondell was approximately $12.45 billion, which purchase price was funded by the Senior Secured Credit Facilities, Interim Loan and Asset-Based Facilities described in Item 2.03 of this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On December 18, 2007, Lyondell LP4 Inc., a Delaware corporation, a wholly owned subsidiary of Lyondell and a partner of Equistar, elected to convert its interest in Equistar from a limited partner interest to a general partner interest and to become the Managing General Partner of Equistar, as it was permitted to do at its election without the consent of Equistar or the other partners thereof pursuant to Section 6.11 of the Amended and Restated Limited Partnership Agreement of Equistar dated as of November 29, 2004 (the “Prior Partnership Agreement”).  On December 19, 2007, the Certificate of Limited Partnership of Equistar was amended to reflect that Lyondell LP4 Inc. had become a general partner.  The Certificate of Limited Partnership is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 19, 2007, the partners of Equistar entered into an Amended and Restated Limited Partnership Agreement of Equistar dated as of December 19, 2007 (the “Amended and Restated Partnership Agreement”).  Among other things, the Prior Partnership Agreement was amended to (1) permit non pro-rata capital contributions by partners under certain circumstances, (2) provide for more flexibility in the composition of the Partnership Governance Committee of Equistar and (3) effect certain changes relating to the Millennium Indemnity permitted under Section 8.6 of the partnership agreement. The Amended and Restated Partnership Agreement is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

Results of Equistar Cash Tender Offers

At 12:01 a.m. Eastern Time on December 20, 2007, the previously announced cash tender offers for the notes described below expired.  Set forth below is the aggregate dollar amount of each series of notes accepted for tender and the principal amount remaining outstanding.  The press release is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Notes	Amount Tendered	Amount Outstanding
10.125% Senior Notes due 2008 (CUSIP 29444NAF9)	$ 391,843,000	$ 8,157,000
8.750% Senior Notes due 2009 (CUSIP 29444NAD4)	585,295,000	14,705,000
10.625% Senior Notes due 2011 (CUSIP 29444NAH5)	395,651,000	4,349,000

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Amendment to Certificate of Limited Partnership

3.2	Amended and Restated Limited Partnership Agreement dated as of December 19, 2007

99.1	Press Release dated December 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUISTAR CHEMICALS, LP

By:/s/ Kerry A. Galvin
Name:     Kerry A. Galvin
Title:       Senior Vice President and
General Counsel

Date:  December 26, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amendment to Certificate of Limited Partnership

3.2	Amended and Restated Limited Partnership Agreement dated as of December 19, 2007

99.1	Press Release dated December 20, 2007